Calculation of Filing Fee Tables
S-3
DiamondRock Hospitality Co
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.01 per share	457(r)				0.0001476
Fees to be Paid	2	Equity	Preferred stock, par value $0.01 per share	457(r)				0.0001476
Fees to be Paid	3	Equity	Depositary Shares	457(r)				0.0001476
Fees to be Paid	4	Other	Warrants	457(r)				0.0001476
Fees to be Paid	5	Other	Stock Purchase Contracts	457(r)				0.0001476
Fees to be Paid	6	Other	Rights	457(r)				0.0001476
Fees to be Paid	7	Other	Units	457(r)				0.0001476
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	8	Equity	Common stock, par value $0.01 per share	415(a)(6)			$ 112,103,578.00			S-3	333-258573	08/06/2021	$ 13,956.90
Carry Forward Securities	9	Equity	Common stock, par value $0.01 per share	415(a)(6)			$ 87,896,422.00			S-3	333-258573	08/06/2021	$ 9,589.50
			Total Offering Amounts:				$ 200,000,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	This Registration Statement registers an unspecified amount of securities of each class that may be offered from time to time in amounts and at offering prices to be determined. It also includes securities that may be issued on exercise, conversion or exchange of other securities with regard to which additional consideration may or may not be required. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional securities as may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or similar capital adjustments.

[2]	Please see offering note (1).

[3]	Please see offering note (1). Each depositary share will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

[4]	Please see offering note (1).

[5]	Please see offering note (1).

[6]	Please see offering note (1).

[7]	Please see offering note (1). Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

[8]	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include unsold shares of common stock having an aggregate offering price of $200,000,000 that had been previously registered pursuant to the Company's registration statement on Form S-3 filed with the Securities and Exchange Commission (the "SEC") on August 6, 2021 (File No. 333-258573) (the "Prior Registration Statement") and were not sold thereunder, including $112,103,578 of unsold shares of common stock originally registered on the Company's registration statement on Form S-3 filed with the SEC on August 8, 2018 (File No. 333-226674) (the "2018 Registration Statement") relating to a prospectus supplement filed pursuant to Rule 424(b)(5) on August 8, 2018. In connection with the registration of such unsold securities on the 2018 Registration Statement, the Company paid registration fees totaling $13,956.90, which will continue to be applied to such unsold securities. The securities originally registered under the 2018 Registration Statement were carried forward pursuant to Rule 415(a)(6) from the 2018 Registration Statement to the Prior Registration Statement. Pursuant to Rule 415(a)(6), the offerings of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

[9]	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include unsold shares of common stock having an aggregate offering price of $200,000,000 that had been previously registered pursuant to the Prior Registration Statement and were not sold thereunder, including $87,896,422 of unsold shares of common stock originally registered on the Prior Registration Statement relating to a prospectus supplement filed pursuant to Rule 424(b)(5) on August 6, 2021. In connection with the registration of such unsold securities on the Prior Registration Statement, the Company paid registration fees totaling $9,589.50, which will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6), the offerings of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.